UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 1, 2014

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35972	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 1, 2014, in connection with the acquisition of the Pier House Resort & Spa from Ashford Hospitality Trust, Inc. (“Ashford Trust”), Ashford Hospitality Prime, Inc. (the “Company”) assumed a loan agreement with respect to $69 million of property level debt of Ashford Trust that was closed in September 2013. The assumed $69 million property level loan has an initial maturity date of September 9, 2015, which maturity date may be extended by the Company for up to three consecutive one-year terms. The loan provides for a floating interest rate of LIBOR plus 4.90% prior to the second extended maturity date, and LIBOR plus 5.15% after the second extended maturity date, with no LIBOR floor.

The forgoing description does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, the Senior Mezzanine Loan Agreement and the Junior Mezzanine Loan Agreement that are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, which agreements are incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On March 1, 2014, the Company completed its acquisition of the Pier House Resort and Spa from Ashford Trust pursuant to the previously announced Option Agreement Pier House Resort & Spa, dated as of November 19, 2013, by and among certain subsidiaries of the Company and certain subsidiaries of Ashford Trust. The total consideration paid for the acquisition was $92.7 million (which is the price Ashford Trust paid when it acquired the property in May 2013 plus the out-of-pocket costs incurred by Ashford Trust in connection with the acquisition and subsequent financing). The $92.7 million purchase price represents a purchase price per key of $653,000 and includes the assumption of the existing $69 million property level debt of Ashford Trust and the payment of $23.7 million in cash, funded with proceeds from the Company’s equity offering closed in January 2014.

Built in 1968, the Pier House Resort and Spa has 142 rooms, including 119 guest rooms and 23 suites. The hotel has 40 waterfront facing rooms and suites with standard guestrooms averaging 325 square feet and the 23 suites averaging 710 square feet. In addition, the hotel offers 2,600 square feet of meeting space, a 10,000 square foot spa, three food and beverage outlets, a full-service fitness facility and a private dock for charter pick-ups. The Pier House Resort and Spa is located at the northern end of Duval Street in Key West on a 6-acre compound with a private beach and direct access to the Gulf of Mexico.

Until the completion of the spin-off on November 19, 2013, the Company was a subsidiary of Ashford Trust. As of March 3, 2014, Ashford Trust beneficially owned 14.6% of the outstanding common units of the Company’s operating partnership and the executive management team and directors of Ashford Trust, together with Mr. Archie Bennett, Jr., chairman emeritus and co-founder of Ashford Trust, owned, directly or indirectly, approximately 10.3% of the equity of the Company on a fully-diluted basis.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The description in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of the Pier House Resort and Spa required to be disclosed under Item 9.01(a) of Form 8-K are included in Amendment No.1 to Form S-11 filed by the Company on January 21, 2014.

(b) Pro Forma Financial Information.

The pro forma financial information required to be disclosed under Item 9.01(b) of Form 8-K is included in Amendment No.1 to Form S-11 filed by the Company on January 21, 2014.

(d) Exhibits.

Exhibit	Description
10.1	Loan Document by and between Ashford Pier House LP and JPMorgan Chase Bank, National Association, dated September 10, 2013
10.2	Senior Mezzanine Loan Document by and between Ashford Pier House Mezz A LLC and JPMorgan Chase Bank, National Association, dated September 10, 2013
10.3	Junior Mezzanine Loan Document by and between Ashford Pier House Mezz B LLC and JPMorgan Chase Bank, National Association, dated September 10, 2013

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 5, 2014

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel